Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1/A-3 of our report dated October 28, 2011 with respect to the audited financial statements of Scoop Media, Inc for the period from March 18, 2011 (inception) through August 31, 2011.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

February 10, 2012